Exhibit 10.15

AMENDMENT NO. 1

TO LEASE

THIS AMENDMENT NO. 1 is made and entered into this 26th day of February, 2002, by and between A&P FAMILY INVESTMENTS, a California general partnership, as LANDLORD, and NEOMAGIC CORPORATION, a Delaware corporation, as TENANT.

RECITALS

A.    WHEREAS, by Lease Agreement dated October 9, 1997 Landlord leased to Tenant all of that certain 45,000+ square foot building located at 3250 Jay Street, Santa Clara, California, the details of which are more particularly set forth in said October 9, 1997  Lease Agreement, and

B.    WHEREAS, said Lease was amended by Letter Agreement dated June 8, 2001 whereby Landlord acknowledged the change of Tenant’s state of incorporation from California to Delaware, and,

C.    WHEREAS, it is now the desire of the parties hereto to amend the Lease by (i) extending the Term for seven (7) years, changing the Termination Date from April 30, 2003 to April 30, 2010, (ii) amending the Basic Rent schedule and Aggregate Basic Rent accordingly,  (iii) amending the Management Fee charged to Tenant, (iv) amending Lease Paragraphs  12 (“Taxes”), and 19 (“Assignment and Subletting”), (v) replacing Lease Paragraph 28 (“Holding Over”)  , and (vi) deleting Paragraphs 53 (“Cross Default”) and 54 (“Lease Terms Co-Terminous”) of said Lease Agreement as hereinafter set forth.

AGREEMENT

NOW THEREFORE, for valuable consideration, receipt of which is hereby acknowledged, and in consideration of the hereinafter mutual promises, the parties hereto do agree as follows:

1.     TERM OF LEASE:  It is agreed between the parties that the Term of said Lease Agreement shall be extended for an additional seven (7) year period, and the Lease Termination Date shall be changed from April 30, 2003 to April 30, 2010.

2.     BASIC RENT FOR EXTENDED TERM OF LEASE:  The monthly Basic Rent for the Extended Term of Lease shall be as follows:

On May 1, 2003, the sum of SEVENTY-EIGHT THOUSAND SEVEN HUNDRED FIFTY AND NO/100 DOLLARS ($78,750.00) shall be due, and a like sum due on the first day of each month thereafter through and including April 1, 2004.

On May 1, 2004, the sum of EIGHTY-ONE THOUSAND AND NO/100 DOLLARS ($81,000.00) shall be due, and a like sum due on the first day of each month thereafter through and including April 1, 2005.

On May 1, 2005, the sum of EIGHTY-THREE THOUSAND TWO HUNDRED FIFTY AND NO/100 DOLLARS ($83,250.00) shall be due, and a like sum due on the first day of each month thereafter through and including April 1, 2006.

On May 1, 2006, the sum of EIGHTY-FIVE THOUSAND FIVE HUNDRED AND NO/100 DOLLARS ($85,500.00) shall be due, and a like sum due on the first day of each month thereafter through and including April 1, 2007.

On May 1, 2007, the sum of EIGHTY-SEVEN THOUSAND SEVEN HUNDRED FIFTY AND NO/100 DOLLARS ($87,750.00) shall be due, and a like sum due on the first day of each month thereafter through and including April 1, 2008.

On May 1, 2008, the sum of NINETY THOUSAND AND NO/100 DOLLARS ($90,000.00) shall be due, and a like sum due on the first day of each month thereafter through and including April 1, 2009.

On May 1, 2009, the sum of NINETY-TWO THOUSAND TWO HUNDRED FIFTY AND NO/100 DOLLARS ($92,250.00) shall be due, and a like sum due on the first day of each month thereafter through and including April 1, 2010.

The Aggregate Basic Rent for the Lease shall be increased by $7,182,000.00 or from $5,643,000.00 to $12,825,000.00.

3.     MANAGEMENT FEE: Beginning May 1, 2003, Tenant shall pay to Landlord, in addition to the Basic Rent and Additional Rent, a fixed monthly management fee (“Management Fee”) equal to three percent (3%) of the Basic Rent due for each month throughout the remaining Lease Term.  Tenant shall remain liable for the five percent (5%) management fee previously charged against Additional Rent, pursuant to Lease Paragraph 7 (“Expenses of Operation, Management, and Maintenance of the Common Areas of the Complex), through April 30, 2003.

4.     TAXES:  Lease Paragraph 12 (“Taxes”) shall be amended to include the following language:

   “The term “Real Estate Taxes” shall also include supplemental taxes related to the period of Tenant’s Lease Term whenever levied, including any such taxes that may be levied after the Lease Term has expired”.

5.     ASSIGNMENT AND SUBLETTING: Lease Paragraph 19 (“Assignment and Subletting”) shall be amended to include the following language:

“A.   Notwithstanding the foregoing, Landlord and Tenant agree that it shall not be unreasonable for Landlord to refuse to consent to a proposed assignment, sublease or other transfer (“Proposed Transfer”) if the Premises or ant other portion of the Property would become subject to additional or different Government Requirements as a direct or indirect consequence of the Proposed Transfer and/or the Proposed Transferee’s use and occupancy of the Premises and the Property.  However, Landlord may, in its sole discretion, consent to such a Proposed Transfer where Landlord is indemnified by Tenant and (i) Subtenant or (ii) Assignee, in form and substance satisfactory to Landlord’s counsel, by Tenant and/or the Proposed Transferee from and against any and all costs, expenses, obligations and liability arising out of the Proposed Transfer and/or the Proposed Transferee’s use and occupancy of the Premises and the Property.”

6.     HOLDING OVER:  Lease Paragraph 28 (“Holding Over”) shall be deleted in its entirety and replaced with the following:

“28.         HOLDING OVER.  Any holding over by Tenant after expiration or other termination of the Term of this Lease with the written consent of Landlord delivered to Tenant shall not constitute a renewal or extension of the Lease or give Tenant any rights in or to the Leased Premises except as expressly provided in this Lease.  Any holding over after the expiration or other termination of the Term of this Lease, with the consent of Landlord, shall be construed to be a tenancy from month to month, on the same terms and conditions herein specified insofar as applicable except that the monthly Basic Rent shall be increased to an amount equal to two hundred (200%) percent of the monthly Basic Rent required during the last month of the Lease term; provided, however, that the monthly Rent shall be prorated based on the actual number of days in the month for any partial month of the holding over.  Holding over conduct within the meaning of the Lease and this Paragraph 28 shall also include: (i) the failure by Tenant to surrender the Leased premises on the Lease Termination Date in the physical condition described in Paragraphs 8 (“Acceptance and Surrender of Premises”), 9 (“Alterations and Additions”) and 10 (“Tenant Maintenance”) and/or any Consents to Modifications/Alterations (if any) for which conduct Tenant shall be subject to the Hold Over Basic Rent under this Paragraph until the Leased Premises is restored to the condition required under this Lease or (ii) if Tenant is responsible for paying to Landlord the cost of the restoration work in lieu of Tenant completing said restoration, Tenant shall be liable to Landlord, at the Hold Over Basic Rent, for the estimated time it would take to complete said restoration, regardless of whether or not Landlord elects to make such restoration to the Leased Premises.”

7.     DELETION OF INAPPLICABLE PARAGRAPHS:  Landlord and Tenant acknowledge that (i) Lease Paragraph 54 (“Lease Terms Co-Terminous”) is hereby deleted in its entirety and shall be of no further force or effect and (ii) effective June 1, 2003, Lease Paragraph 53 (“Cross Default”) shall be deleted in its entirety and shall be of no further force or effect.

8.     EXAMINATION OF AMENDMENT:  This Amendment No. 1 shall not be effective until its execution by both Landlord and Tenant.

EXCEPT AS MODIFIED HEREIN, all other terms, covenants, and conditions of said October 9, 1997  Lease Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment No. 1 to Lease as of the day and year last written below.

LANDLORD:	TENANT:

A&P FAMILY INVESTMENTS	NEOMAGIC, INC
a California general partnership	a Delaware corporation

By	By
John Arrillaga, Trustee of the Richard T. Peery 1976 Children Trusts, as General Partner

Date:	Print or Type Name

Title:

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